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                                                                      Exhibit 23
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CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post-Effective Amendment No. 1 to Form S-1 on Form S-3) and related Prospectus of NetMed, Inc. for the registration of 1,500,000 shares of its common stock and to the incorporation by reference therein of our report dated February 16, 1998 with respect to the financial statements included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP
Columbus, Ohio
April 27, 1998